Incorporated Under the Laws of The State of Colorado

NUMBER

SHARES

____________________

_______________

* SPECIMEN *

FIELDPOINT PETROLEUM CORPORATION

75,000,000 Shares Common Stock -- Par Value $.01 Each

THIS CERTIFIES THAT ___________________ is the owner of ___________________ fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

DATED: _____________

Secretary

President

The shares represented by this certificate have not been registered under the Securities Act of 1933 ("the Act") and are "restricted securities" as that term is defined in Rule 144 under the Act.  The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.